                                                         Exhibit No. EX-99.d.2.d

                             SUB-ADVISORY AGREEMENT

     AGREEMENT made as of the 20th day of August,  2008, by and between Genworth
Financial Wealth Management, Inc., a California corporation (the "Advisor"), and
Eaton Vance Management (the "Sub-Advisor").

     WHEREAS, the Advisor and the Sub-Advisor are registered investment advisers under the Investment  Advisers Act of 1940, as amended (the "Advisers Act"), and engage in the business of providing investment management services; and

     WHEREAS,  the  Advisor  has  been  retained  to act as  investment  adviser pursuant  to an  Investment  Advisory  Agreement  dated  August  15,  2008  (the
"Advisory  Agreement") with Genworth Variable  Insurance Trust (the "Trust"),  a
Delaware  statutory  trust  registered  with the U.S.  Securities  and  Exchange
Commission (the "SEC") as an open-end  management  investment  company under the
Investment  Company  Act  of  1940,  as  amended  (the  "1940  Act"),  currently consisting of several separate series of shares,  each having its own investment objectives and policies,  and which is authorized to create additional series in the future; and

     WHEREAS,  the  Advisory  Agreement  permits  the  Advisor,  subject  to the supervision and direction of the Trust's Board of Trustees,  to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

     WHEREAS,  the  Advisor  desires  to retain  the  Sub-Advisor  to assist the
Advisor in the provision of a continuous  investment program for that portion of one or more of the Trust's series' (each a "Fund") assets which the Advisor will assign to the Sub-Advisor  (the  "Sub-Advisor  Assets"),  and the Sub-Advisor is
willing to render such  services,  subject to the terms and conditions set forth in this Agreement; and

     WHEREAS,  shares  of the Fund  will  not be sold  directly  to the  general public,  but will be sold exclusively to (i) insurance company separate accounts for use with variable contracts, and (ii) retirement plans.

     NOW,  THEREFORE,  in consideration  of mutual covenants  recited below, the parties agree and promise as follows:

     1. Appointment as Sub-Advisor.  The Advisor hereby appoints the Sub-Advisor to act as investment adviser for and to manage the Sub-Advisor  Assets,  subject to the  supervision  of the Advisor and the Board of Trustees of the Trust,  and
subject to the terms of this Agreement;  and the Sub-Advisor hereby accepts such appointment.  In such capacity,  the  Sub-Advisor  shall be responsible  for the investment  management of the  Sub-Advisor  Assets.  The  Sub-Advisor  agrees to exercise the same degree of skill, care and diligence in performing its services under this Agreement as the Sub-Advisor exercises in performing similar services with  respect  to  other  fiduciary  accounts  for  which  the  Sub-Advisor  has investment responsibilities, and that a prudent manager would exercise under the circumstances.

     2. Duties of the Sub-Advisor.

          (a) Investments. The Sub-Advisor is hereby authorized and directed and hereby agrees,  subject to the stated investment  objectives,  policies and restrictions  of each  Fund as set  forth  in such  Fund's  prospectus  and statement of additional  information  as currently in effect and as amended from  time to  time  (collectively  referred  to as the  "Prospectus")  and subject to the directions of the Advisor and the Trust's Board of Trustees, to purchase,  hold and sell  investments for the Sub-Advisor  Assets and to monitor  such  investments  on  a  continuous  basis.  In  providing  these services,  the  Sub-Advisor  will conduct an ongoing program of investment, evaluation  and, if appropriate,  sale and  reinvestment of the Sub-Advisor
     Assets.

          The  Sub-Advisor  acknowledges  that  the  Advisor  is a  wholly-owned subsidiary of Genworth Financial, Inc., and the purchase,  acquisition,  or possession of securities issued by Genworth and/or its affiliated  entities
     (collectively  referred  to  as  "Genworth  Securities")  by  the  Fund  is therefore prohibited by the 1940 Act. Accordingly, the Advisor will provide the Sub-Advisor with a list of Genworth Securities, as updated from time to time, and the Sub-Advisor is directed and hereby agrees to refrain from the purchase,  acquisition,  or  possession  on  behalf  of  the  Fund  of  any securities  identified by the Advisor to the  Sub-Advisor as being Genworth
     Securities.

          The Advisor agrees to provide the Sub-Advisor  information concerning:
     (i)  a  Fund;  (ii)  its  assets  available  or  to  become  available  for investment;  and (iii) the conditions of a Fund's or the Trust's affairs as relevant to the Sub-Advisor.

          (b)  Compliance  with  Applicable   Laws,   Governing   Documents  and
     Compliance  Procedures.  In the  performance of its duties and  obligations under this Agreement,  the Sub-Advisor  shall,  with respect to Sub-Advisor
     Assets,  (i)  act  in  conformity  with:  (A)  the  Trust's  Agreement  and
     Declaration  of Trust (the  "Declaration  of Trust") and  By-Laws;  (B) the
     Prospectus;  (C) the policies and  procedures  for  compliance by the Trust with the  Federal  Securities  Laws (as that term is  defined in Rule 38a-1 under the 1940 Act)  provided  to the  Sub-Advisor  and  applicable  to the services  provided  by the  Sub-Advisor  (together,  the "Trust  Compliance
     Procedures");  and (D) the instructions and directions  received in writing from the  Advisor or the  Trustees of the Trust;  and (ii)  conform to, and comply with,  the  requirements  of the 1940 Act, the Advisers Act, and all other federal laws  applicable to registered  investment  companies and the
     Sub-Advisor's  duties  under this  Agreement.  The Advisor will provide the
     Sub-Advisor  with any materials or  information  that the  Sub-Advisor  may reasonably request to enable it to perform its duties and obligations under this Agreement.

          The  Sub-Advisor  agrees to invest the  Fund's  assets so as to ensure that (i) the Fund complies with the diversification  requirements necessary to qualify as a regulated  investment company ("RIC") under Subchapter M of the  Internal  Revenue  Code of 1986,  as  amended  (the  "Code"),  and the
     Treasury Regulations promulgated  thereunder;  (ii) the Fund maintains such diversification  qualification  as a RIC  at  all  times;  (iii)  the  Fund complies with the diversification  requirements set forth in Section 817(h)
     of  the  Code  and  Treasury   Regulations   promulgated   thereunder  (the
     "Diversification  Requirements");  and (iv) the Fund  maintains  compliance with the Diversification  Requirements at all times. The Sub-Advisor agrees to notify the Advisor  immediately upon becoming aware that the Sub-Advisor has failed to satisfy its

     obligations  under this clause.  The Advisor will notify the Sub-Advisor in the event that any of the requirements discussed in this paragraph cease to apply to the Trust and in such a case, the Sub-Advisor will not be required to comply with the terms of this paragraph.

          The Advisor will provide the  Sub-Advisor  with  reasonable  (30 days)
     advance  notice,  in  writing,  of: (i) any  change in a Fund's  investment objectives, policies and restrictions as stated in the Prospectus; (ii) any change to the  Declaration  of Trust or  By-Laws;  and  (iii) any  material change in the Trust  Compliance  Procedures;  and the  Sub-Advisor,  in the
     performance  of its duties and  obligations  under  this  Agreement,  shall manage the Sub-Advisor Assets consistently with such changes,  provided the
     Sub-Advisor has received such prior written notice of the  effectiveness of such changes from the Trust or the Advisor. In addition to such notice, the
     Advisor  shall provide to the  Sub-Advisor a copy of a modified  Prospectus and copies of the  revised  Trust  Compliance  Procedures,  as  applicable, reflecting such changes.  The  Sub-Advisor  hereby agrees to provide to the
     Advisor in a timely manner,  in writing,  such information  relating to the
     Sub-Advisor  and its  relationship  to, and  actions  for, a Fund as may be required to be contained in materials  provided to the Board of Trustees of the Trust, the Prospectus or in the Trust's registration  statement on Form
     N-1A, or otherwise as reasonably requested by the Advisor.

          In order to assist the Trust and the Trust's Chief Compliance  Officer
     (the "Trust CCO") to satisfy the requirements contained in Rule 38a-1 under the 1940 Act, the  Sub-Advisor  shall  provide to the Trust CCO: (i) direct access to the  Sub-Advisor's  chief  compliance  officer (the  "Sub-Advisor
     CCO"), as reasonably requested by the Trust CCO; (ii) a completed quarterly informational  questionnaire regarding the Sub-Advisor's compliance program and  participation  in a  quarterly  telephone  call  with the Trust CCO to discuss  the  responses  on  the  questionnaire;  (iii)  quarterly  reports confirming  that the  Sub-Advisor  has complied  with the Trust  Compliance
     Procedures  in  managing  the  Sub-Advisor   Assets;   and  (iv)  quarterly
     certifications  indicating  whether there were Material  Compliance Matters
     (as that term is defined by Rule  38a-1(e)(2))  that arose  under the Trust
     Compliance  Procedures that related to the Sub-Advisor's  management of the
     Sub-Advisor Assets.

          (c) Sub-Advisor  Compliance  Policies and Procedures.  The Sub-Advisor
     shall promptly provide the Trust CCO with copies of: (i) the  Sub-Advisor's policies and procedures for compliance by the Sub-Advisor  with the Federal
     Securities Laws (together,  the "Sub-Advisor Compliance  Procedures"),  and
     (ii) any material  changes to the Sub-Advisor  Compliance  Procedures.  The
     Sub-Advisor  shall  cooperate  fully with the Trust CCO so as to facilitate the Trust CCO's performance of the Trust CCO's  responsibilities under Rule
     38a-1 to review,  evaluate  and report to the Trust's  Board of Trustees on the operation of the Sub-Advisor Compliance Procedures,  and shall promptly report to the Trust CCO any Material  Compliance  Matter  arising under the
     Sub-Advisor  Compliance  Procedures  involving the Sub-Advisor  Assets. The
     Sub-Advisor   shall  provide  to  the  Trust  CCO:  (i)  quarterly  reports confirming the  Sub-Advisor's  compliance with the  Sub-Advisor  Compliance
     Procedures  in managing the  Sub-Advisor  Assets,  and (ii)  certifications indicating  whether there were Material  Compliance  Matters  involving the
     Sub-Advisor  that arose under the  Sub-Advisor  Compliance  Procedures that affected the Sub-Advisor  Assets. At least annually,  the Sub-Advisor shall provide a  certification  to the Trust CCO confirming  that the Sub-Advisor has  in  place  and  has  implemented  policies  and

     procedures  that  are  reasonably  designed  to  ensure  compliance  by the
     Sub-Advisor with the Federal Securities Laws.

          (d) Voting of Proxies.  Unless otherwise  instructed by the Advisor or
     the  Trust,   the  Sub-Advisor   shall  have  the  power,   discretion  and
     responsibility  to vote,  either in person or by proxy,  all  securities in which the  Sub-Advisor  Assets may be invested from time to time, and shall not be required to seek instructions from the Advisor, the Trust or a Fund.
     The  Sub-Advisor  may utilize a third-party  voting  service and customized policies designed to promote  accountability of a company's  management and board of  directors  to its  shareholders  and to align  the  interests  of management with those of shareholders.  The Sub-Advisor  shall also provide its Proxy  Voting  Policy (the "Proxy  Policy")  and, if  requested  by the
     Advisor,  a summary of such Proxy  Policy  suitable  for  including  in the
     Prospectus, and will provide the Advisor with any material amendment to the
     Proxy  Policy  within a  reasonable  time  after such  amendment  has taken effect.  If both the  Sub-Advisor  and another entity  managing assets of a
     Fund have invested in the same  security,  the  Sub-Advisor  and such other entity will each have the power to vote its pro rata share of the security.

          (e) Agent. Subject to any other written instructions of the Advisor or the Trust,  the  Sub-Advisor  is hereby  appointed  the  Advisor's  and the
     Trust's agent and  attorney-in-fact  for the limited  purposes of executing account  documentation,  agreements,  contracts and other  documents as the
     Sub-Advisor  shall be requested  by brokers,  dealers,  counterparties  and other persons in connection with its management of the Sub-Advisor  Assets, provided,  that the Sub-Advisor's actions in executing such documents shall comply with  federal  regulations,  all other  federal laws  applicable  to
     registered   investment   companies  and  the   Sub-Advisor's   duties  and
     obligations  under  federal law, this  Agreement and the Trust's  governing documents.

          (f) Brokerage.  The Sub-Advisor  will place orders pursuant to the Sub
     Advisor's  investment  determinations  for a Fund either  directly  with an issuer or with any broker or dealer selected by the  Sub-Advisor,  pursuant to this  paragraph.  In  executing  portfolio  transactions  and  selecting brokers or dealers,  the Sub-Advisor  will use its best efforts to seek, on behalf of a Fund, the best overall  execution  available.  In assessing the best overall terms available for any  transaction,  the  Sub-Advisor  shall consider all factors that it deems  relevant,  including the breadth of the market in the security,  the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the  commission,  if  any,  both  for  the  specific  transaction  and on a continuing basis.

          In evaluating the best overall terms  available,  and in selecting the broker or dealer to execute a particular  transaction,  the Sub-Advisor may also  consider  the  brokerage  and  research  services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended
     (the "1934 Act"))  provided to a Fund and/or other  accounts over which the
     Sub-Advisor  may  exercise  investment   discretion.   The  Sub-Advisor  is
     authorized  to pay to a broker or dealer who provides  such  brokerage  and research  services a commission for executing a portfolio  transaction  for any of the  Funds  that is in excess of the  amount of  commission  another broker or dealer would have charged for effecting that  transaction if, but only if, the Sub-Advisor  determines in good faith that such commission was reasonable in relation to the value of the brokerage and research  services provided  by such  broker or  dealer,  viewed  in terms of that  particular transaction or in terms of the overall  responsibilities of the Sub-Advisor to a Fund.

     Such  authorization is subject to termination at any time by the Advisor or by the Board of Trustees of the Trust for any reason.

          Under no  circumstances  will the  Sub-Advisor  compensate a broker or dealer for any  promotion or sale of Fund shares by directing to the broker or dealer: (i) portfolio securities  transactions on behalf of the Fund; or
     (ii)  any  remuneration,  including  but  not  limited  to any  commission, mark-up,  mark-down,  or other fee (or portion  thereof)  received or to be received from such portfolio transactions effected through any other broker
     (including a government securities broker) or dealer (including a municipal securities dealer or a government securities dealer).

          The  Sub-Advisor  may only  direct  the  Fund's  portfolio  securities transactions  to a broker or dealer  that  promotes or sells Fund shares as permitted by the provisions of the 1940 Act (and the rules  thereunder) and the policies and procedures  adopted by the Trust,  as amended from time to time. The Advisor will provide the Sub-Advisor with a copy of such policies and procedures and any amendments thereto.

          The  Sub-Advisor,  when  selecting  brokers  and dealers to effect the
     Fund's portfolio securities  transactions,  shall not take into account the brokers' and dealers'  promotion or sale of shares of the Fund or any other registered investment company. In addition, the Sub-Advisor shall not enter into any agreement (whether oral or written) or other  understanding  under which the  Sub-Advisor  directs,  or is  expected  to  direct,  the  Fund's portfolio securities transactions,  or any remuneration,  including but not limited to any  commission,  mark-up,  mark-down,  or other fee (or portion thereof)  received  or to be  received  from  such  portfolio  transactions effected  through  any other  broker  (including  a  government  securities broker) or dealer (including a municipal  securities dealer or a government securities  dealer);  and, to a broker  (including a government  securities broker) or dealer (including a municipal  securities dealer or a government securities  dealer) in consideration for the promotion or sale of shares of the Fund or any other registered investment company.

          In addition,  the  Sub-Advisor is authorized to allocate  purchase and sale  orders for  portfolio  securities  to  brokers  or  dealers  that are affiliated  with  the  Advisor,  the  Sub-Advisor,  the  Trust's  principal underwriter,  or other  sub-advisors  (if  applicable)  if the  Sub-Advisor believes  that  the  quality  of the  transaction  and the  commission  are comparable  to what they would be with other  qualified  firms and provided that the  transactions  are  consistent  with the Trust's Rule 17e-1 and/or
     Rule 10f-3  procedures  (as  applicable).  The Advisor  will  identify  and provide  written  notice to the  Sub-Advisor  of all  brokers  and  dealers affiliated with the Trust, the Advisor,  the Trust's principal  underwriter and the other  Sub-Advisors of the Fund, to the extent such  information is necessary for the Sub-Advisor to comply with applicable  federal securities laws,  other than those whose sole business is the  distribution  of mutual fund shares, who effect securities transactions for customers.  The Advisor shall  promptly  furnish  a  written  notice  to  the  Sub-Advisor  if  the information so provided is no longer accurate.

          In  connection  with its  management  of the  Sub-Advisor  Assets  and consistent  with its fiduciary  obligation to the Trust and other  clients,
     the   Sub-Advisor,   to  the  extent   permitted  by  applicable  laws  and
     regulations,  may,  but  shall be under no  obligation  to,  aggregate  the securities or futures  contracts to be sold or purchased in order to obtain the most  favorable  price or lower

     brokerage commissions and efficient execution. In such event, allocation of the  securities  or futures  contracts so purchased or sold, as well as the expenses  incurred in the  transaction,  will be made by the Sub-Advisor in the manner the  Sub-Advisor  considers to be, over time, the most equitable and consistent with its fiduciary obligations to the Sub-Advisor Assets and to such other clients.

          (g) Securities Transactions.  In no instance will any Fund's portfolio securities be purchased from or sold to the Advisor,  the Sub-Advisor,  the
     Trust's principal  underwriter,  or any affiliated person of the Trust, the
     Advisor,  the Sub-Advisor or the Trust's principal  underwriter,  acting as principal in the transaction, except to the extent permitted by the SEC and the 1940 Act, including Rule 17a-7 thereunder.

          The Sub-Advisor  acknowledges  that the Advisor and the Trust may rely on Rule 17a-7,  Rule 17a-10,  Rule 10f-3,  Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the  Sub-Advisor  hereby agrees that it shall not consult with any other  sub-advisor  to the Trust with respect to  transactions  in securities for the  Sub-Advisor  Assets or any other  transactions of Trust assets.

          The  Sub-Advisor is authorized to engage in  transactions in which the
     Sub-Advisor, or an affiliate of the Sub-Advisor,  acts as a broker for both the  Fund  and for  another  party  on the  other  side of the  transaction
     ("agency cross transactions"). The Sub-Advisor shall effect any such agency cross  transactions in compliance with Rule 206(3)-2 under the Advisers Act and any other  applicable  provisions  of the federal  securities  laws and shall  provide the Advisor with  periodic  reports  describing  such agency cross transactions.  By execution of this Agreement, the Advisor authorizes the  Sub-Advisor or its affiliates to engage in agency cross  transactions, as  described  above.  The  Advisor  may revoke its  consent at any time by written notice to the Sub-Advisor.

          The Sub-Advisor hereby represents that it has implemented policies and procedures  that will prevent the  disclosure  by it, its  employees or its agents of the Trust's portfolio holdings to any person or entity other than the Advisor,  the Trust's custodian,  or other persons expressly designated by the Advisor.

          (h) Code of Ethics.  The  Sub-Advisor  hereby  represents  that it has adopted  policies  and  procedures  and a code  of  ethics  that  meet  the requirements  of Rule 17j-1  under the 1940 Act and Rule  204A-1  under the
     Advisers Act. Copies of such policies and procedures and code of ethics and any changes or  supplements  thereto  shall be delivered to the Advisor and the Trust, and any material violation of such policies,  and procedures and code of ethics by personnel of the  Sub-Advisor,  the sanctions  imposed in
     response  thereto,  and  any  issues  arising  under  such  policies,   and
     procedures  and code of ethics  shall be  reported  to the  Advisor and the
     Trust at the times and in the format reasonably requested by the Advisor or the Board of Trustees.

          (i)  Books  and  Records.  The  Sub-Advisor  shall  maintain  separate detailed  records of all  matters  pertaining  to the  Sub-Advisor  Assets,
     including,   without  limitation,   brokerage  and  other  records  of  all
     securities  transactions.   Any  records  required  to  be  maintained  and
     preserved  pursuant to the provisions of  subparagraphs  (b)(5),  (6), (7),
     (9), (10) and (11), and

     paragraph  (f) of Rule  31a-1  promulgated  under  the  1940  Act  that are prepared or  maintained by the  Sub-Advisor  on behalf of the Trust are the property  of the Trust and will be  surrendered  promptly to the Trust upon request, provided,  however, that the Sub-Advisor may retain a copy of such records.  The  Sub-Advisor  further  agrees  to  preserve  for the  periods prescribed  in Rule 31a-2  under the 1940 Act the  records  required  to be maintained under Rule 31a-1 under the 1940 Act.

          (j) Information  Concerning  Sub-Advisor  Assets and the  Sub-Advisor.
     From time to time as the Advisor,  and any  consultants  designated  by the
     Advisor,  or the  Trust may  request,  the  Sub-Advisor  will  furnish  the
     requesting   party  reports  on  portfolio   transactions  and  reports  on
     Sub-Advisor  Assets  held  in the  portfolio,  all in  such  detail  as the
     Advisor,  its  consultant(s)  or the  Trust  may  reasonably  request.  The
     Sub-Advisor   will   provide  the  Advisor  with   information   (including
     information  that is  required  to be  disclosed  in the  Prospectus)  with respect to the portfolio managers  responsible for Sub-Advisor  Assets, any changes in the portfolio managers  responsible for Sub-Advisor  Assets, any changes in the ownership or management of the  Sub-Advisor,  or of material changes in the control of the  Sub-Advisor.  The Sub-Advisor  will promptly notify  the  Advisor of any  pending  investigation,  material  litigation, administrative proceeding or any other significant regulatory inquiry. Upon reasonable  request,  the Sub-Advisor  will make available its officers and employees  to meet  with  the  Trust's  Board of  Trustees  to  review  the
     Sub-Advisor Assets.

          (k) Valuation of Sub-Advisor Assets. The Sub-Advisor agrees to monitor the Sub-Advisor Assets and to notify the Advisor or its designee on any day that the Sub-Advisor determines that a significant event, as defined by the
     Sub-Advisor's  procedures,  has  occurred  with  respect  to  one  or  more securities held in the Sub-Advisor  Assets.  As requested by the Advisor or the Trust's Valuation  Committee,  the Sub-Advisor hereby agrees to provide additional  assistance to the Valuation Committee of the Trust, the Advisor
     and the Trust's  pricing agents in valuing  Sub-Advisor  Assets held in the portfolio.  Such  assistance  may include  fair value  pricing of portfolio securities,  as requested by the Advisor.  The  Sub-Advisor  agrees that it
     will  act,  at  all  times,  in  accordance  with  the  Trust's   Valuation
     Procedures,  and will provide  such  certifications  or  sub-certifications relating  to its  compliance  with  the  Trust's  Valuation  Procedures  as reasonably  may be  requested,  from time to time,  by the  Advisor  or the
     Trust.

          The  Sub-Advisor  also will provide such  information  or perform such additional  acts as are  customarily  performed by a Sub-Advisor and may be required  for a  Fund  or the  Advisor  to  comply  with  their  respective obligations under applicable  federal securities laws,  including,  without limitation,  the 1940 Act, the Advisers  Act, the 1934 Act, the  Securities
     Act of 1933,  as  amended  (the  "1933  Act")  and any  rule or  regulation thereunder.

          (l) Custody Arrangements. The Sub-Advisor, on each business day, shall provide the  Advisor,  its  consultant(s)  and the Trust's  custodian  such information as the Advisor and the Trust's custodian may reasonably request relating to all transactions concerning the Sub-Advisor Assets.

          (m) Historical Performance  Information.  To the extent agreed upon by the  parties,  the  Sub-Advisor  will  provide  the Trust  with  historical performance  information on

     similarly managed investment companies or for other accounts to be included in the Prospectus or for any other uses permitted by applicable law.

          (n) Regulatory  Examinations.  The Sub-Advisor will cooperate promptly and fully with the Advisor and/or the Trust in responding to any regulatory or compliance  examinations or inspections (including information requests)
     relating to the Trust,  the Fund or the Advisor brought by any governmental or regulatory authorities having appropriate jurisdiction  (including,  but not limited to, the SEC).

          (o) Class Action  Filings.  The  Sub-Advisor  is not  responsible  for making any class action filings on behalf of the Trust.

     3. Independent Contractor.  In the performance of its duties hereunder, the
Sub-Advisor  is and shall be an independent  contractor  and,  unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority to act for or represent a Fund, the Trust or the Advisor in any way or otherwise be deemed an agent of a Fund, the Trust or the Advisor.

     4. Services to Other  Clients.  Nothing  herein  contained  shall limit the freedom of the Sub-Advisor or any affiliated person of the Sub-Advisor to render
investment  advisory,   supervisory  and  other  services  to  other  investment
companies,  to act as  investment  adviser  or  investment  counselor  to  other persons, firms or corporations, or to engage in other business activities. It is understood  that the  Sub-Advisor  may give advice and take action for its other clients  that may differ  from advice  given,  or the timing or nature of action taken, for a Fund. The Sub-Advisor is not obligated to initiate transactions for a Fund in any security  that the  Sub-Advisor,  its  principals,  affiliates  or employees may purchase or sell for its or their own account or other clients.

     5. Expenses.  During the term of this Agreement,  the Sub-Advisor  will pay all  expenses  incurred  by it in  connection  with its  activities  under  this
Agreement other than the costs of securities,  commodities and other investments
(including  brokerage   commissions  and  other  transaction  charges,  if  any)
purchased or otherwise  acquired,  or sold or otherwise  disposed of for a Fund.
The Sub-Advisor, at its sole expense, shall employ or associate itself with such persons as it believes to be  particularly  fitted to assist it in the execution of its duties under this  Agreement.  The Trust or the Advisor,  as the case may be,  shall  reimburse  the  Sub-Advisor  for any  expenses as may be  reasonably incurred  by the  Sub-Advisor,  at the request of and on behalf of a Fund or the
Advisor.  The  Sub-Advisor  shall keep and  supply to the Trust and the  Advisor reasonable records of all such expenses.

     6.  Compensation.  For the services  provided and the expenses assumed with respect to a Fund pursuant to this Agreement,  the Sub-Advisor  will be entitled to the fee listed for the Fund(s) on Exhibit A. Such fees will be computed daily and payable in arrears no later than the seventh  (7th)  business day  following the end of each month, from the Advisor on behalf of the Fund(s),  calculated at an annual rate based on the Sub-Advisor Assets' average daily net assets.

     If this Agreement is terminated prior to the end of any calendar month, the fee shall be prorated for the portion of any month in which this Agreement is in effect  according to the proportion  which the number of calendar  days,  during which this  Agreement is in effect,  bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.

     7.  Representations  and  Warranties of the  Sub-Advisor.  The  Sub-Advisor
represents and warrants to the Advisor and the Trust as follows:

          (a) The  Sub-Advisor is registered as an investment  adviser under the
     Advisers Act;

          (b) The Sub-Advisor is a  Massachusetts  business trust duly organized and validly existing under the laws of the  Commonwealth of  Massachusetts, with the power to own and possess  its assets and carry on its  business as it is now being conducted.  The  Sub-Advisor's  declaration of trust states that all persons dealing with  Sub-Advisor must look solely to the property
     of  Sub-Advisor   for   satisfaction   of  claims  of  any  nature  against
     Sub-Advisor, as neigher the trustees,  officers, employees nor shareholders of  Sub-Advisor  assume  any  personal  liability  in  connection  with its business or for obligations entered into on its behalf;

          (c) The execution, delivery and performance by the Sub-Advisor of this
     Agreement are within the Sub-Advisor's powers and have been duly authorized by all necessary action,  and no action, in respect of, or filing with, any governmental  body,  agency  or  official  is  required  on the part of the
     Sub-Advisor for the execution,  delivery and performance by the Sub-Advisor of this  Agreement,  and the  execution,  delivery and  performance  by the
     Sub-Advisor  of this  Agreement do not  contravene  or constitute a default under:  (i) any provision of applicable  law, rule or regulation;  (ii) the
     Sub-Advisor's  governing  instruments;  or (iii) any  agreement,  judgment, injunction, order, decree or other instrument binding upon the Sub-Advisor;
     and

          (d) The Form ADV of the Sub-Advisor previously provided to the Advisor is a true and complete copy of the form as currently filed with the SEC and the information  contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements  made, in light of the  circumstances  under which they are made, not misleading. The Sub-Advisor will promptly provide the Advisor and the Trust with a complete copy of all subsequent amendments to its Form
     ADV on an annual basis.

     8.  Representations  and Warranties of the Advisor.  The Advisor represents and warrants to the Sub-Advisor and the Trust as follows:

          (a) The  Advisor is  registered  as an  investment  adviser  under the
     Advisers Act;

          (b) The Advisor is a corporation  duly organized and validly  existing under the laws of the State of California with the power to own and possess its assets and carry on its business as it is now being conducted;

          (c) The  execution,  delivery and  performance  by the Advisor of this
     Agreement are within the Advisor's  powers and have been duly authorized by all necessary

     action  on the  part of its  Board of  Directors,  and no  action  by or in respect of, or filing with, any  governmental  body,  agency or official is required  on the  part of the  Advisor  for  the  execution,  delivery  and performance by the Advisor of this Agreement,  and the execution,  delivery and  performance  by the Advisor of this  Agreement  do not  contravene  or constitute a default  under:  (i) any provision of applicable  law, rule or
     regulation;   (ii)  the  Advisor's  governing  instruments;  or  (iii)  any agreement,  judgment, injunction, order, decree or other instrument binding upon the Advisor;

          (d)  The  Advisor   acknowledges  that  it  received  a  copy  of  the
     Sub-Advisor's Form ADV prior to the execution of this Agreement; and

          (e) The  Advisor  and the Trust have duly  entered  into the  Advisory
     Agreement  pursuant to which the Trust authorized the Advisor to enter into this Agreement.

     9. Survival of Representations and Warranties;  Duty to Update Information.
All  representations  and  warranties  made by the  Sub-Advisor  and the Advisor pursuant to Sections 7 and 8, respectively,  of this Agreement shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming  aware that any of the foregoing  representations and warranties are no longer true.

     10. Liability and Indemnification.

          (a)  Liability.  The duties of the  Sub-Advisor  shall be  confined to those expressly set forth herein,  with respect to the Sub-Advisor  Assets.
     The  Sub-Advisor  shall  not be  liable  for any  loss  arising  out of any portfolio investment or disposition hereunder, except a loss resulting from willful  misfeasance,  bad faith or gross  negligence in the performance of its  duties,  or by reason of reckless  disregard  of its  obligations  and duties  hereunder,  except as may otherwise be provided under provisions of applicable state law that cannot be waived or modified hereby.

          (b) Indemnification.  The Sub-Advisor shall indemnify the Advisor, the
     Trust  and each  Fund,  and their  respective  affiliates  and  controlling persons (the  "Sub-Advisor  Indemnified  Persons")  for any  liability  and expenses,  including  reasonable  attorneys' fees,  which the Advisor,  the
     Trust or a Fund and their respective affiliates and controlling persons may sustain as a result of the Sub-Advisor's  willful  misfeasance,  bad faith, gross negligence, or reckless disregard of its duties hereunder;  provided, however, that the Sub-Advisor  Indemnified Persons shall not be indemnified for any liability or expenses  which may be sustained as a direct result of the Advisor's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder, or violation of applicable law.

          Notwithstanding any other provision in this Agreement, the Sub-Advisor will indemnify the Advisor,  the Trust and each Fund, and their  respective
     affiliates  and  controlling   persons  for  any  liability  and  expenses,
     including  reasonable  attorneys' fees, to which they may be subjected as a result  of their  reliance  upon the  historical  performance  calculations provided by the Sub-Advisor concerning the Sub-Advisor's  composite account data or historical performance  information on similarly managed investment companies or accounts, except that the Advisor, the Trust and each Fund and
     their   respective   affiliates  and  controlling   persons  shall  not  be

                                       10

     indemnified  for a loss or  expense  resulting  from  their  negligence  or willful  misconduct in using such numbers,  or for their failure to conduct reasonable due diligence with respect to such information. The Advisor will be solely  responsible  for  determining  the lawful use of the  historical performance data and the Sub-Advisor will not indemnify the Advisor for any liability  and expenses  related to the use of the  historical  performance data.

          The Advisor shall  indemnify the  Sub-Advisor,  its affiliates and its controlling persons (the "Advisor Indemnified Persons"),  for any liability and expenses, including reasonable attorneys' fees, howsoever arising from, or in connection  with,  the  Advisor's  breach of this  Agreement,  or its representations  and  warranties  herein,  or as a result of the  Advisor's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder,  or violation of applicable law; provided,  however, that the Advisor  Indemnified Persons shall not be indemnified for any liability or expenses which may be sustained as a result of the Sub-Advisor's willful misfeasance,  bad faith,  gross  negligence,  or reckless  disregard of its duties hereunder.

     11. Duration and Termination.

          (a) Duration.  This  Agreement,  unless sooner  terminated as provided herein, shall for the Fund(s) listed on Exhibit A attached hereto remain in effect  from the  later  of the date of  execution  or  Board  approval  as required under the 1940 Act (the  "Effective  Date"),  until two years from the Effective  Date,  and  thereafter,  for periods of one year, so long as such continuance thereafter is specifically approved at least annually: (i)
     by the  vote of a  majority  of those  Trustees  of the  Trust  who are not interested  persons  of any  party to this  Agreement,  cast in person at a meeting called for the purpose of voting on such approval;  and (ii) by the
     Trustees  of the  Trust,  or by the vote of a majority  of the  outstanding voting  securities  of each Fund  (except  as such vote may be  unnecessary pursuant  to relief  granted  by an  exemptive  order  from the  SEC).  The foregoing  requirement  that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner  consistent with the 1940 Act and the rules and regulations thereunder.

          (b)  Termination.  This  Agreement may be terminated as to any Fund at any time, without the payment of any penalty by: (i) the vote of a majority of the  Trustees of the Trust,  the vote of a majority  of the  outstanding voting  securities  of the Fund,  or the Advisor,  on not less than 60 days written notice to the  Sub-Advisor;  or (ii) the  Sub-Advisor,  on not less than 60 days written  notice to the Advisor and the Trust.  This  Agreement may  also be  terminated  as to any Fund at any  time by any  party  hereto immediately  upon  written  notice to the other  parties  in the event of a breach of any material provision of this Agreement by any of the parties.

          This Agreement shall not be assigned and shall terminate automatically in the event of its assignment,  except as provided  otherwise by any rule, exemptive order issued by the SEC, or No Action Letter provided or pursuant to the 1940 Act, or upon the termination of the Advisory Agreement.  In the event that there is a proposed  change in control of the  Sub-Advisor  that would act to terminate this Agreement, if a vote of shareholders to approve continuation  of this  Agreement  is at that time  deemed by counsel to the
     Trust to be required by the 1940 Act or any rule or regulation  thereunder, the  Sub-Advisor  agrees to assume all  reasonable  costs  associated  with soliciting shareholders of the appropriate Fund(s) of the Trust, to approve

                                       11

     continuation  of  this  Agreement.  Such  expenses  include  the  costs  of preparation and mailing of a proxy statement, and of soliciting proxies.

          In the event that such proposed  change in control of the  Sub-Advisor shall occur following  either:  (i) receipt by the Advisor and the Trust of an exemptive  order issued by the SEC with  respect to the  appointment  of sub-advisors absent shareholder  approval, or (ii) the adoption of proposed
     Rule  15a-5  under  the 1940 Act,  the  Sub-Advisor  agrees  to assume  all reasonable  costs and expenses  (including the costs of mailing and filing)
     associated with the  preparation of a statement,  required by the exemptive order or Rule 15a-5, containing all information that would be included in a proxy statement (an "Information Statement").

          This  Agreement  shall  extend  to  and  bind  the  heirs,  executors, administrators and successors of the parties hereto.

     12.  Amendment.  This Agreement may be amended by mutual written consent of the parties, provided that the terms of any material amendment shall be approved by: (a) the Trust's  Board of Trustees,  and (b) the vote of a majority of those
Trustees  of the  Trust  who are not  interested  persons  of any  party to this
Agreement  cast in person at a meeting  called for the purpose of voting on such approval.  In addition,  any such  amendment  shall be approved by a vote of the majority  of  the  Fund's  outstanding  voting  securities,  unless  shareholder approval is not required by applicable  law or regulation,  by exemptive  relief granted by the SEC, or by a No-Action position of the SEC staff.

     13. Confidentiality.  Any information or recommendations supplied by either the Advisor or the  Sub-Advisor,  that are not otherwise in the public domain or previously  known to the other party in connection  with the  performance of its obligations and duties  hereunder,  including  portfolio  holdings of the Trust, financial  information  or  other  information  relating  to  a  party  to  this
Agreement, are to be regarded as confidential  ("Confidential  Information") and held in the strictest confidence. Except as may be required by applicable law or rule or as requested by regulatory  authorities having jurisdiction over a party to this  Agreement,  Confidential  Information  may be used only by the party to which said  information  has been  communicated  and such other  persons as that party  believes are necessary to carry out the purposes of this  Agreement,  the custodian,  and such persons as the Advisor may designate in connection with the
Sub-Advisor  Assets and who have entered into a  confidentiality  agreement with the  Advisor.  Nothing in this  Agreement  shall be  construed  to  prevent  the
Sub-Advisor  from giving other entities  investment  advice about, or trading on their behalf, in the securities of a Fund or the Advisor.

     14.  Use of  Sub-Advisor's  Name.  During the term of this  Agreement,  the
Advisor shall have permission to use the Sub-Advisor's  name in the marketing of the Fund,  and agrees to furnish the  Sub-Advisor  at its  principal  office all marketing materials,  prospectuses, proxy statements and reports to shareholders prepared for distribution to shareholders of the Fund or the public, which refer to the  Sub-Advisor  in any way.  Prior to use  thereof,  the Advisor  agrees to provide the  Sub-Advisor  with the  opportunity  to review any  materials  which disclose information, the substance of which is not included in the registration statements, and which refer to the Sub-Advisor in any way.

                                       12

     15.  Notice.  Any  notice,  advice or report to be given  pursuant  to this
Agreement  shall be deemed  sufficient  if  delivered  or mailed by  registered, certified  or  overnight  mail,  postage  prepaid  addressed by the party giving notice to the other party at the last address furnished by the other party:

          (a)      If to the Advisor:
                   Genworth Financial Wealth Management, Inc.
                   2300 Contra Costa Blvd., Suite 600
                   Pleasant Hill, CA 94523-3967
                   Attn: Carrie E. Hansen

          (b)      If to the Sub-Advisor:
                   Eaton Vance Management
                   255 State Street
                   Boston, MA  02109
                   Attn:  Legal Department

     16. Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware,  without regard to conflict of law principles;  provided, however that nothing  herein shall be construed as being  inconsistent  with the
1940 Act.  Where the effect of a  requirement  of the 1940 Act  reflected in any provision  of this  Agreement is altered by a rule,  regulation  or order of the
SEC, whether of special or general  application,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     17. Entire  Agreement.  This  Agreement  embodies the entire  agreement and understanding  between the parties hereto,  and supersedes all prior  agreements and understandings  relating to this Agreement's  subject matter. This Agreement may be executed in any number of counterparts,  each of which shall be deemed to be an original,  but such  counterparts  shall,  together,  constitute  only one instrument.

     18. Severability.  If any provision of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this
Agreement shall not be affected thereby.

     19. Certain  Definitions.  For the purposes of this Agreement and except as
otherwise   provided   herein,   "interested   person,"   "affiliated   person,"
"affiliates," "controlling persons" and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject,  however,  to such exemptions as may be granted by the SEC,  and the term "Fund" or "Funds"  shall refer to those
Fund(s) for which the Sub-Advisor provides investment management services and as are listed on Exhibit A to this Agreement.

     20. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     21. Market Timing. The Advisor hereby certifies that there are policies and procedures  designed to detect and deter  disruptive  trading  practices  in the
Fund, including "market timing," and the Advisor agrees that it will continue to enforce and abide by such

                                       13

policies  and  procedures,  as amended  from time to time,  and comply  with all existing and future laws relating to such matters or to the purchase and sale of interests in the Fund generally.  Sub-Advisor  agrees,  upon reasonable  request from the  Advisor,  reasonably  to  assist  the  Advisor  to  detect  and  deter disruptive trading practices in the Fund.

     22. Sales Data. In  performance  of its duties and  obligations  under this
Agreement,  the  Advisor  shall not share sales data for any of the Funds in the
Trust with the Sub-Advisor.

     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date first written above.

                               ADVISOR
                               GENWORTH FINANCIAL WEALTH MANAGEMENT, INC.
                               By:    /s/Carrie E. Hansen
                               Name:  Carrie E. Hansen
                               Title: Senior Vice President and Chief
                                      Operations Officer

                               SUB-ADVISOR
                               EATON VANCE MANAGEMENT
                               By:    /s/Katy D. Burke
                               Name:  Katy D. Burke
                               Title: Vice President

                                       14